UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2003
Date of Report (Date of earliest event reported)

CenterSpan Communications

(Exact Name of Registrant as Specified in Charter)

Oregon

(State or Other Jurisdiction
of Incorporation)

0-25520
(Commission File No.)

93-1040330
(IRS Employer
Identification No.)

7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124-5839
(Address of principal executive offices, including Zip Code)

(503) 615-3200
(Registrant’s telephone number, including area code)

Item 5.    Other Events

                On June 19, 2003, the Company received notice from Nasdaq that its stock would be delisted from The Nasdaq National Market at the opening of business on June 23, 2003.  The Company has filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its stock.  The Company will no longer file periodic or other reports with the Securities and Exchange Commission.

Item 7.    Exhibits

(c)	Exhibits

	99.1	Press Release dated June 23, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2003	CENTERSPAN COMMUNICATIONS CORPORATION

	By	/s/ Allen Robison.
Allen Robison
Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 23, 2003